Exhibit 8.2


                          SIDLEY AUSTIN BROWN & WOOD


      BEIJING                1 THREADNEEDLE STREET                 LOS ANGELES
      -------                  LONDON EC2R 8AW                       ---------
     BRUSSELS                TELEPHONE 020 7360 3600                 NEW YORK
     --------                FACSIMILE 020 7626 7937                 --------
      CHICAGO              DX NUMBER 580 LONDON CITY              SAN FRANCISCO
      -------                    www.sidley.com                      --------
      DALLAS                                                         SHANGHAI
      ------                                                         --------
    HONG KONG                                                        SINGAPORE
      -------                                                        ---------
      LONDON                                                           TOKYO
     ---------                                                         -----
                                                               WASHINGTON, D.C.




Granite Mortgages 04-1 plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX

                                                   15 January, 2004



         Re:    Granite Mortgages 04-1 plc
                Granite Finance Funding Limited
                Granite Finance Trustees Limited
                Registration Statement on Form S-11
                ------------------------------------


Ladies and Gentlemen:

         We have acted as English legal counsel and as United Kingdom tax counsel for Granite Mortgages 04-1 plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding Limited, a company incorporated under the laws of Jersey ("Funding") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee", and with the Issuer and Funding, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-11 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on 26 November, 2003, of which the prospectus (the "Prospectus") forms a part. The Notes will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

         We have advised the Registrants with respect to certain United Kingdom tax consequences of the proposed issuance of the Notes. This advice is summarised under the headings "Summary of the notes - United Kingdom tax status" and "Material United Kingdom tax consequences" in the Prospectus relating to the Notes in respect of which we participated as your counsel for the registration of such Notes under the Act. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the captions "Summary of the notes - United Kingdom tax status" and "Material United Kingdom tax consequences".

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Summary of the notes - United Kingdom tax status", "Material United Kingdom tax



 A LIST OF PARTNERS' NAMES AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN FOR INSPECTION AT 1 THREADNEEDLE STREET, LONDON, EC2R 8AW, WHICH IS ALSO THE PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP. ALL PARTNERS ARE EITHER SOLICITORS OR REGISTERED FOREIGN LAWYERS.

  THE OFFICES LISTED ABOVE (OTHER THAN LONDON) ARE OFFICES OF ASSOCIATED
                   SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS.

                         REGULATED BY THE LAW SOCIETY.

                          SIDLEY AUSTIN BROWN & WOOD


consequences", "Enforcement of foreign judgements in England and Wales" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.




                                        Very truly yours,



                                        /s/ SIDLEY AUSTIN BROWN & WOOD





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